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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

         This Agreement is filed as an exhibit to Schedule 13D being filed by Firebird Management LLC and FGS Advisors, LLC in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13D to which this Agreement is attached is filed on behalf of the below-named companies, that they are each responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

Dated:  October 6, 2003

                                              FIREBIRD MANAGEMENT LLC



                                              By:    /s/ Ian Hague
                                                     -----------------------
                                              Name:  Ian Hague
                                              Title: Fund Manager


                                              FGS ADVISORS, LLC



                                              By:    /s/ James Passin
                                                     -----------------------
                                              Name:  James Passin
                                              Title: Fund Manager